Exhibit 10.13

FORM OF AMENDMENT TO EMPLOYMENT

AGREEMENT/CHANGE IN CONTROL AGREEMENT

This Amendment (“Amendment”) is made as of August                   , 2016, by and among Allegheny Valley Bancorp, Inc. (“AVLY”), Allegheny Valley Bank (“AVB”), and                                                            (“Executive”).

WITNESSETH:

WHEREAS, Executive is now serving as                                                                           of AVB; and

WHEREAS, AVLY, AVB, and Executive are parties to that certain [Employment Agreement/Change in Control Agreement] dated as of                                                 (the “Executive Agreement”) pursuant to which, among other things, Executive would be entitled to benefits upon a “Change in Control” and defined therein; and

WHEREAS, AVLY and Standard Financial Corp. (“SFC”) are parties to that certain Agreement and Plan of Merger dated as of August 29, 2016 (the “Merger Agreement”) pursuant to which the AVLY will merge with and into SFC with SFC as the surviving corporation (the “Merger”) and upon the completion of the Merger, AVB will merge with and into Standard Bank with Standard Bank surviving.

WHEREAS, the Merger will constitute a “Change in Control” of AVLY and AVB under the Executive Agreement;

WHEREAS, upon consummation of the Merger, Executive is to be employed in the position of                                       and shall hold the title of                                       of Standard Bank;

WHEREAS, as consideration for entering into this Amendment, after the Change of Control, Executive shall receive a base salary and perquisites no less advantageous than Executive is receiving as of the date of this Amendment; and

WHEREAS, AVLY, AVB, and Executive desire to enter into this Amendment in light of the pending Merger, which Amendment shall only become effective upon the consummation of the Merger on the Effective Date at the Effective Time.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, Executive, AVLY, and AVB agree as follows:

1.          At the Effective Time, Executive is to be employed in the position of                                                  and shall hold the title of                                                 of Standard Bank.

2.          As consideration for entering into this Amendment, after the Change of Control, Executive shall receive a base salary and perquisites no less advantageous than Executive is receiving as of the date of this Amendment.

3.          Executive hereby agrees that the Merger shall not constitute a Change in Control for purposes of the Executive Agreement and Executive shall not be entitled to any payment under the Executive Agreement. Notwithstanding the previous sentence, in the event that Executive is terminated without Proper Cause (as defined in the Executive Agreement) within __ years of the Effective Date of the Merger, the Executive shall be entitled to be paid a lump sum cash payment within thirty (30) days of the date of his termination of employment equal to ___ times the Executive’s then current annual salary plus ____ times either (i) if the date of termination occurs on or prior to September 30th, 100% of the bonus and incentive compensation paid to the Executive for the prior calendar year or (ii) if the date of termination of employment occurs subsequent to September 30th, the projected annualized bonus and incentive compensation to be paid to the Executive for the current calendar year.

4.          Effective with the consummation of the Merger, the Executive Agreement is hereby amended so that all references therein to AVLY and AVB shall be deemed references to SFC and Standard Bank, and SFC and Standard Bank as successor to AVLY and AVB respectively shall be responsible for all of the obligations of AVLY and AVB.

5.          Except as amended by this Amendment, the Executive Agreement shall continue in full force and effect and shall continue after consummation of the Merger and after the Effective Time. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. The Amendment shall constitute an Amendment under the Executive Agreement.

6.          This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

7.          This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors, and to the extent permitted, assigns.

8.          This Amendment shall terminate upon a termination of the Merger Agreement in accordance with its terms.

In Witness Whereof, the parties have executed this Amendment to the [Employment Agreement/Change in Control] as of the day and year first above written.

ATTEST:	ALLEGHENY VALLEY BANCORP, INC.

By:
Andrew W. Hasley, CEO and President

ALLEGHENY VALLEY BANK OF PITTSBURGH

By:
Andrew W. Hasley, CEO and President

WITNESS:	EXECUTIVE

Assumption Agreement

Standard Financial Corporation (“SFC”) and Standard Bank, intending to be legally bound, hereby consent, as of the day and year first above written, to the foregoing amendment of the Executive Agreement referenced therein (the “Agreement”) and hereby agrees that, upon consummation of the merger of Allegheny Valley Bancorp, Inc. with and into SFC at the Effective Time, with SFC as the surviving corporation, SFC and Standard Bank shall become the successor to Allegheny Valley Bancorp, Inc. by operation of law and shall assume and thereafter legally be responsible for and perform all of the obligations of Allegheny Valley Bancorp, Inc. and Allegheny Valley Bank of Pittsburgh under the Executive Agreement as amended to the same extent as Allegheny Valley Bancorp, Inc. and Allegheny Valley Bank of Pittsburgh would be required to perform it if no such succession had taken place.

ATTEST:	STANDARD FINANCIAL CORPORATION

By:
Timothy K. Zimmerman, CEO and President

STANDARD BANK

By:
Timothy K. Zimmerman, CEO and President